SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Item 5. Other Events

On July 26, 2004, Inergy, L.P. (the “Partnership”) issued a press release announcing an increase in the company’s quarterly cash distribution to $0.415 per limited partner unit ($1.66 annually) for the quarter ended June 30, 2004. The Partnership also announced that 1,656,684 senior subordinated units will convert on a one-for-one basis to common units on August 13, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by the Partnership dated July 26, 2004.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

		By:	INERGY GP, LLC,
Its Managing General Partner

Date: July 26, 2004	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Senior Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)

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